Exhibit 15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form F-3 (No. 333-138528) of Turkcell Iletisim Hizmetleri A.S. of our report dated 27 April 2009 relating to the consolidated financial statements of Fintur Holdings B.V., which appears in this Form 20-F.

Basaran Nas Bagimsiz Denetim ve Serbest Muhasebeci Mali Musavirlik A.S.

a member of PricewaterhouseCoopers

/s/    Mert Tuten, SMMM

Partner

Istanbul, 27 April 2009